Exhibit 99.1

Evolution Metals & Technologies Corp. Announces Major 750 Megawatt Power Infrastructure Expansion to Scale Magnet Production to Approximately 10,000 Metric Tons Annually

Agreement provides for expansion of electrical infrastructure serving EM&T’s Pohang operations from the current 130 MW capacity to 750 MW, a nearly six-fold increase in available power capacity

EM&T’s expansion in power, land, magnet manufacturing facilities and the recent magnet production equipment purchase are the essential infrastructure for EM&T to scale from 1,000 tons to 10,000 tons of rare earth magnet production by end 2026

EM&T’s Pohang magnet manufacturing expansion plans also include a larger manufacturing facility and additional land, and conditional approval of a connected $20.7 Million Dollar Grant from the Korean Government

MIAMI, FL, August 27, 2026 — Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today announced that it has agreed to principal terms with its local power authority regarding a significant expansion of the electrical infrastructure supporting the Company’s operations in Pohang, Republic of Korea to approximately 750 megawatts, together with the planned expansion of its Pohang manufacturing facility, related land acquisitions and anticipated governmental financial grant of approximately US$20.7 million.

Under the terms, the local power authority, Korea Electric Power Corporation (“KEPCO”), is expected to increase the electrical infrastructure serving EM&T’s Pohang operations from the current 130-megawatt (“MW”) capacity to a 750 MW capacity, with EM&T also having the right of first refusal with respect to additional available power capacity. This is expected to provide substantial additional power infrastructure to support the continued expansion of EM&T’s critical materials processing and rare earth permanent magnet manufacturing platform in Pohang, which is a natural location for EM&T’s expansion as Pohang is the center of Korea’s steel manufacturing industry. Following execution of the power supply documentation, the current implementation plan contemplates the power to be available upon EM&T’s facilities expansion and ULVAC equipment installation, planned for November 2026.

In connection with the planned expansion of its Pohang operations, EM&T plans to acquire approximately 1.3 million square feet of land adjacent to EM&T’s current Pohang operations through direct land acquisition from the Pohang City Government on a freehold basis. On this newly acquired land, EM&T intends to expand its existing magnet manufacturing facility footprint from 24,000 square feet to 482,000 square feet. The expanded facility is expected to accommodate EM&T’s additional rare earth permanent magnet manufacturing equipment, processing capacity and related infrastructure, including but not limited to, the ULVAC machinery currently set for delivery and installation in November 2026. EM&T’s planned expansion of the Pohang facility, together with the increased power availability and related infrastructure enhancements, will support EM&T’s production of more than 10,000 metric tons of high performance sintered and bonded magnets, in addition to the Company’s previously announced production capacity targets for its planned U.S. industrial campus.

EM&T has also received conditional approval for an approximate US$20.7 million (₩28.3 billion) grant from Pohang City and Gyeongbuk Province in connection with the expansion of its Pohang operations, with execution pending acquisition of the property. The grant funding is expected to support plant construction and the purchase of production equipment and infrastructure.

KEPCO is expected to fund approximately 90% of the costs of the related substation, cabling, and civil works of the expanded power contract. The Company also expects to benefit from highly competitive power rates in Pohang, which it believes will further enhance the scalability and cost competitiveness of its planned magnet manufacturing operations.

“Securing access to power at this scale is a major strategic milestone for EM&T and, in our view, a meaningful competitive advantage,” said Frank Moon, Chief Executive Officer of EM&T. “This is an enormous amount of energy capacity. We also expect to benefit from extremely attractive power rates. Together, this gives us the infrastructure to continuously operate and materially scale our rare earth magnet manufacturing platform in Pohang and support additional high-value applications over time as we execute our expansion plans. The global markets are at a critical moment and the government of Korea and related public and private companies are stepping up big in our mission to reshape the current landscape as we move towards building a meaningful, reliable, and continuous supply chain for the Western world. We expect to continuously execute on our expansion timelines with a foundation of our existing operations, world class operators, and partners delivering power, land, and equipment.”

“With guidance led by US Government policy, we are executing,” David Wilcox, Executive Chairman of EM&T commented. “DFARS and tariff implementations are center stage. Large blocks of reliable power are becoming incredibly difficult to secure as demand for power accelerates across advanced manufacturing, artificial intelligence infrastructure, data centers and other power-intensive industries. With a combination of DFARS compliant material, commercial operating history, operators, inbound expansion equipment, permits, land, power and two allied countries, we have a recipe to permanently untangle supply chain dependency on China for rare earth permanent magnets. Our Board and Management team are led by U.S. defense veterans, world class operators, and visionaries that are determining the future of magnet production.”

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit https://investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the contemplated expansion of electrical infrastructure supporting EM&T’s Pohang operations; the contemplated increase from 130 MW to 750 MW; the anticipated ability of the expanded electrical infrastructure to support continuous operation of EM&T’s Pohang facilities and planned expansion; anticipated infrastructure funding arrangements; expected power economics; completion of the Company’s land-use arrangements; the planned expansion of the Company’s Pohang manufacturing facility; the anticipated receipt, amount and use of governmental grants, incentives or other financial support; execution of applicable power supply documentation; and EM&T’s plans to expand its critical materials processing and permanent magnet manufacturing operations. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, positioned and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, the Company’s ability to obtain the funding necessary to complete the applicable land-use arrangements; the Company’s ability to complete the applicable land-use arrangements and execute power supply documentation; changes in the contemplated terms of the power infrastructure arrangements; the ability of the applicable power provider and other counterparties to perform their obligations; changes in anticipated infrastructure costs, funding arrangements, power availability or pricing; the Company’s ability to complete its planned facility expansion; the availability and timing of governmental grants, incentives or other financial support and the Company’s ability to satisfy any conditions applicable thereto; infrastructure, engineering and construction delays; permitting and regulatory requirements; equipment delivery and commissioning; the Company’s ability to achieve contemplated production levels; financing, supply-chain and market risks; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, performance or achievements may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

Investor Relations Contacts

Judith McGarry

Evolution Metals & Technologies Corp.

investor.relations@evolution-metals.com

Arx Investor Relations

North American Equities Desk

EMAT@arxhq.com